EX. -99.906CERT(i)

CERTIFICATIONS

I, Marc H. Pfeffer, Chief Investment Officer of The Milestone Funds (the “Fund”), certify that:

1.

The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated:  February 10, 2005

         /s/ Marc H. Pfeffer

         Marc H. Pfeffer,

         Chief Investment Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906,has been provided to Milestone Funds and will be retained by Milestone Funds and furnished to the Securities             and Exchange Commission or its staff upon request.